Exhibit 10.5



                 CONSULTING AGREEMENT FOR NON-TECHNICAL SERVICES

                        EFFECTIVE DATE: February 15, 1999


     THIS CONSULTING AGREEMENT FOR NON-TECHNICAL SERVICES (the "Agreement") is made by and between SHOPPING SHERLOCK INC. ("Shopping Sherlock"), a Florida corporation, and John C. Jones, an individual, hereinafter referred to as the "Consultant".

     1. Engagement of Services. Shopping Sherlock may issue Assignments to Consultant ("Project Assignment"). Subject to the terms of this Agreement, Consultant will render the services accepted by Consultant as defined in the Project Assignment ( Exhibit A ) by the completion dates set forth therein.

     2. Compensation. Shopping Sherlock will pay Consultant the fee of US$5,000 per month commencing on February 15th 1999 for services rendered pursuant to this Agreement. Consultant will be reimbursed only for expenses which are expressly provided for in a Project Assignment or which have been approved in advance in writing by Shopping Sherlock, provided Consultant has furnished such documentation for authorized expenses as Shopping Sherlock may reasonably request. Payment of Consultant's fees and expenses will be within 3 days of the approval by the Chief Financial Officer of such expenses and at the end of each month for the fees, until the termination of such Assignment. Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated for work which has been completed.

     3. Ownership of Work Product. Consultant hereby agrees to assign to Shopping Sherlock all right, title and interest in and to any work product created by Consultant, or to which Consultant contributes, pursuant to this Agreement (the "Work Product"), including all copyrights, trademarks and other intellectual property rights contained therein. Consultant agrees to execute, at Shopping Sherlock's request and expense, all documents and other instruments necessary to effectuate such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Shopping Sherlock's request, Consultant hereby irrevocably appoints Shopping Sherlock as Consultant's attorney-in-fact for the purpose of executing such documents on Consultant's behalf, which appointment is coupled with an interest.

     4. Artist's and Moral Rights. If Consultant has any rights, including without limitation "artist's rights" or "moral rights," in the Work Product which cannot be assigned, Consultant agrees to waive enforcement worldwide of such rights against Shopping Sherlock.

     5. Representations and Warranties. Consultant represents and warrants that:
(a) Consultant has the right and unrestricted ability to carry out the project for Shopping Sherlock as set forth , and (b) Consultant agrees to indemnify Shopping Sherlock from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys' fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 5.

     6. Independent Contractor Relationship. Consultant's relationship with Shopping Sherlock is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Shopping Sherlock may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation,




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contract  or  commitment  on behalf of  Shopping  Sherlock  unless  specifically requested or authorized in writing to do so by a Shopping Sherlock authorised person. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant's compensation will be subject to withholding by Shopping Sherlock for the payment of any social security, federal, state or any other employee payroll taxes.

     7. Confidential Information. Consultant agrees to hold Shopping Sherlock's Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties. "Confidential Information" as used in this Agreement shall mean all information disclosed by Shopping Sherlock to Consultant that is not generally known in the Shopping Sherlock's trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Shopping Sherlock or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of the Shopping Sherlock or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Shopping Sherlock or Consultant in the course of Shopping Sherlock's business. Consultant's obligations set forth in this Section 7 shall not apply with respect to any portion of the Confidential Information that Consultant can document by competent proof that such portion: (a) was in the public domain at the time it was communicated to Consultant by Shopping Sherlock; (b) entered the public domain through no fault of Consultant, subsequent to the time it was communicated to Consultant by Shopping Sherlock;
(c) was in Consultant's possession free of any obligation of confidence at the time it was communicated to Consultant by Shopping Sherlock; (d) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was communicated to Consultant by Shopping Sherlock; (e) was developed by employees or agents of Consultant independently of and without reference to any information communicated to Consultant by Shopping Sherlock; or
(f) was communicated by Shopping Sherlock to an unaffiliated third party free of any obligation of confidence. In addition, Consultant may disclose Shopping Sherlock's Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law. All Confidential Information furnished to Consultant by Shopping Sherlock is the sole and exclusive property of Shopping Sherlock or its suppliers or customers. Upon request by Shopping Sherlock, Consultant agrees to promptly deliver to Shopping Sherlock, the original and any copies of such Confidential Information.

     8. No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant's obligations, or the scope of services rendered for Shopping Sherlock, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify Shopping Sherlock from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.




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     9. Term and Termination.

          9.1 Term. The initial term of this Agreement is for six months from the Effective Date set forth above, unless earlier terminated as provided in this Agreement. Thereafter, this Agreement will automatically renew, for one month terms, unless Shopping Sherlock provides fifteen (15) days written notice that the Agreement shall not renew.

          9.2 Termination by Shopping Sherlock. Except during the term of a Project Assignment, Shopping Sherlock may terminate this Agreement with or without cause, at any time upon fifteen (15) days prior written notice to Consultant. Shopping Sherlock also may terminate this Agreement or any Project
Assignment: (i) upon thirty (30) days written notice in the event of a material breach by Consultant of this Agreement or any Project Assignment, provided that, such breach remains uncured at the end of such thirty (30) day period; (ii) immediately in its sole discretion upon Consultant's material breach of Sections 7 ("Confidential Information") or 10 ("Noninterference with Business"); or (iii) upon sixty (60) days written notice.

          9.3 Survival. The rights and obligations contained in Sections 3 ("Ownership of Work Product"), 4 ("Artist's and Moral Rights"), 5 ("Representations and Warranties"), 7 ("Confidential Information") and 10 ("Noninterference with Business") will survive any termination or expiration of this Agreement.

     10. Noninterference with Business. During this Agreement, and for a period of two (2) years immediately following its termination, Consultant agrees not to interfere with the business of Shopping Sherlock in any manner. By way of example and not of limitation, Consultant agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Shopping Sherlock.

     11. Successors and Assigns. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Shopping Sherlock's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Shopping Sherlock's successors and assigns, and will be binding on Consultant's assignees.

     12. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:
(i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

     13. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Washington, as such laws are applied to agreements entered into and to be performed entirely within Washington between Washington residents.

     14. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

     15. Waiver. The waiver by Shopping Sherlock of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

     16. Injunctive Relief for Breach. Consultant's obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Shopping Sherlock for which there will be no adequate remedy at law; and, in the event of such breach, Shopping Sherlock will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).


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     17. Entire  Agreement.  This  Agreement  constitutes  the entire  agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Shopping Sherlock; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control but only with respect to the services set forth therein. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Richard Stewart                          "CONSULTANT"

Shopping Sherlock Inc.                        /s/ John Jones

Address: ---------------------------         Address: --------------------------

         ---------------------------                  --------------------------

Tel:     ---------------------------         Tel:     --------------------------

Fax:     ---------------------------         Fax:     --------------------------

By:      ---------------------------         By:      --------------------------

Name:    ---------------------------         Name:    --------------------------

Title:   ---------------------------         Title:   --------------------------



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                                    EXHIBIT A

                             PROJECT ASSIGNMENT # 1
              UNDER CONSULTING AGREEMENT FOR NON-TECHNICAL SERVICES

                             DATED: MARCH 12TH 1999

PROJECT:

Consultant shall render such services as Shopping Sherlock may from time to time request in connection with the general administrative activities and specifically the office of President, including, without limiting the generality of the foregoing:


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SCHEDULE OF WORK:
The work will commence on February 15th 1999, and shall be completed by August 31st 1999.

FEES AND REIMBURSEMENT:

A.   Fee: $US30,000.

B.   Reimbursement  for the  following,  as  approved  in  advance  by  Shopping
     Sherlock:

     1. Outside services at cost:

     2. Direct charges at cost:

     3. Travel and subsistence at cost:

     Consultant shall invoice Shopping Sherlock monthly for services and expenses and shall provide such reasonable receipts or other documentation of expenses as Shopping Sherlock might request, including copies of time records.

     Payment terms: net ten (10) days from receipt of invoice. Shopping Sherlock will be invoiced on the twenty first day of each month for services rendered and expenses incurred during the previous month.

C. Maximum chargeable by Consultant on this Project Assignment, including all items in paragraphs A and B above, is $33,000.





                                      B-1.

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IN WITNESS WHEREOF,  the parties have executed this Project Assignment as of the date first written above.

"SHOPPING SHERLOCK"                           "CONSULTANT"

Shopping Sherlock Inc.                        ----------------------------------


By:      ---------------------------         By:      --------------------------

Name:    ---------------------------         Name:    --------------------------

Title:   ---------------------------         Title:   --------------------------

                                       3.